Exhibit 10.4

AMENDMENT TO

THE PBSJ CORPORATION

KEY EMPLOYEE SUPPLEMENTAL OPTION PLAN

WHEREAS, The PBSJ Corporation (the “Corporation”) previously adopted The PBSJ Corporation Key Employee Supplemental Option Plan (the “Plan”).

WHEREAS, the Corporation reserves the right to amend the Plan.

WHEREAS, the Corporation desires to amend the Plan with respect to the Tier 2 SIP to comply with Section 409A of the Internal Revenue Code (the “Code”).

WHEREAS, the Corporation adopted the Key Employee Capital Accumulation Plan, effective as of September 30, 2008 as a continuation of the Tier 2 SIP benefits under the Plan with respect to active employees.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2009, as follows:

I.

The following is added a new Sections 2.15 and 2.16 of Article II of the Plan:

2.15 “Separation from Service” shall mean to the extent necessary to comply with Section 409A of the Internal Revenue Code, references to “termination of employment,” “separation from service” or variations thereof in the Plan as applied to the Tier 2 SIP benefits described in Article IV shall mean the Employee’s “separation from service” from the PBS&J Controlled Group within the meaning of Section 409A(a)(2)(A)(i) of the Code and the rules of Treasury Regulations Section 1.409A-1(h); provided that “less than 50%” is adopted in lieu of the default “20% or less” standard for determining a separation from service. The “PBS&J Controlled Group” means the Corporation and every entity or other person which collectively with the Corporation constitutes a single service recipient (as that term is defined in Treasury Regulations Sections 1.409A-1(g)) as the result of the application of the rules of Treasury Regulations Sections 1.409A-1(h)(3).

2.13 “Disability” shall, as applied to the Tier 2 SIP benefits described in Article IV, have the same meaning as set forth in Section 1.409A-3(i)(4) of the Treasury regulations.

II.

The following is hereby added as new Sections 4.9 and 4.10 of Article IV of the Plan:

4.9	Plan Participation After September 30, 2008.

(a)	Benefits for Participants that were (i) employed on September 30, 2008 and (ii) eligible under the Plan for Tier 2 SIP benefits have been converted to the Key Employee Capital Accumulation Plan and will be provided in accordance with the requirements of that plan document.

(b)	For Participants who terminated employment prior to September 30, 2008, any Tier 2 SIP benefits shall be paid in accordance with this Plan.

4.10	Form and Timing of Payment. The annual Tier 2 SIP benefits that are in pay status as of December 31, 2008 shall continue to be paid in accordance with the current payment schedule. Such payment terms may not be changed. To the extent that payment has not yet commenced, the Tier 2 SIP benefits shall be paid in monthly installments for 10 years commencing on the date that is 30 days following the earlier of a Separation from Service, death or a determination of Disability.

III.

The following is hereby added as a new Section 6.13 of Article VI of the Plan:

6.13 Section 409A Compliance. The Company intends for this Plan to conform in all respects to the requirements under Section 409A of the Code, the failure of which would result in the imposition or accrual of penalties, interest or additional taxes under Section 409A of the Code (the “Section 409A Requirements”). Accordingly, the Company intends for this Plan to be interpreted, construed, administered and applied in a manner as shall meet and comply with the Section 409A Requirements, and in the event of any inconsistency between this Plan and the Section 409A Requirements, this Plan shall be reformed so as to meet the Section 409A Requirements. Any reference in this Plan to Section 409A of the Code, or any subsection thereof, shall be deemed to mean and include, to the extent then applicable and then in force and effect (but not to the extent overruled, limited or superseded), published rulings, notices and similar announcements issued by the Internal Revenue Service under or interpreting Section 409A of the Code and regulations (proposed, temporary or final) issued by the Secretary of the Treasury under or interpreting Section 409A of the Code.

IN WITNESS WHEREOF, this Amendment has been executed on this 31st day of December, 2008.

THE PBSJ CORPORATION

By:	/s/ Donald J. Vrana

Title:	SVP and CFO

“CORPORATION”